SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2006

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

   [  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
            CFR 240.14d-2(b))

   [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
            CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

           On June 13, 2006 the Board of Directors of Banner Corporation ("Banner"), the parent of Banner Bank ("Bank"), in accordance with the recommendations made by the Compensation Committee to the Board of Directors, adopted the Banner Corporation Long-Term Incentive Plan ("Plan") effective July 1, 2006. The Plan is an account-based type of benefit, the value of which is indirectly related to changes in the value of Banner Corporation Stock and changes in the Bank's average earnings rate.

             The primary objective of the Plan is for executives who remain with Banner Corporation or Banner Bank for a sufficient period of time to share in increases in the value of Banner Corporation stock. Although the Plan benefits are tied to the value of Banner stock, the Plan benefit is paid in cash rather than Banner stock. Also, because the Plan functions as a deferred compensation plan, it is subject to the requirements of Section 409A of the Code ("Section 409A"), which imposes certain restrictions on the design and operation of the Plan. These restrictions generally relate to elections regarding the amount, time and form of the benefit, and how and when distributions may be paid from the Plan.

             Banner's Compensation Committee administers the Plan. This includes developing rules and regulations to operate the Plan, determining what awards are granted and to whom, interpreting Plan provisions, making determinations and resolving conflicts regarding issues that arise concerning the Plan. Participation is limited to executives with a title of assistant vice president or higher at either Banner Corporation or Banner Bank. The committee determines which executives may participate, and the number of shares of phantom stock that should be granted to each executive, which may vary from executive to executive. An executive may receive more than one phantom stock award.

           Within 30 days after a grant of phantom stock, the participant must elect how and when his Plan benefit under the Plan will be paid. One election relates to the timing of when the benefit will be paid: upon separation from service, at a specific time, or upon completion of 60 months of continuous service. If no election is made, payment will be made upon the participant's separation from service. In the case of certain key employees, payment may be delayed for six months in order to comply with Section 409A. The other election relates to the form of payment, with the choices being a lump sum or monthly installments over 120 months. If no election is made regarding the form of payment, distribution will be in the form of a lump sum. With respect to monthly installments, there will be no change in a monthly installment amount based on changes in the value of Banner stock or dividends. Instead, the value of the long-term incentive benefit will be adjusted annually to reflect the Bank's average earning assets rate for the preceding year.

           The following limitations apply to a participant's elections. If payment is to be made at a specified time or upon completion of 60 months of continuous service (rather than upon separation from service), payment will be made in a lump sum. Vested benefits valued at under $25,000 also will be paid in a lump sum. Benefits will be paid upon a change in control regardless of the participant's election as to when the benefit will be paid. Change in control payments are made in a lump sum. A participant may elect to change the form in which his Plan benefit will be paid, but if he does so, the election must be made at least 12 months in advance and will delay the payment for five years from when the payment was to have been made.

             The Plan benefit at any time is the difference between the then-value of a share of phantom stock over the value of a share of phantom stock at the time of the award, multiplied by the number of phantom stock shares awarded, plus an adjustment for dividends. This is the value of the participant's phantom stock account. Each phantom stock share represents one share of Banner Corporation common stock. However, before a participant becomes vested in his Plan benefit, the increase in the value of a share of phantom stock may not increase by more than 25 percent annually. Any increase in the value of the phantom stock for a

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   year in excess of 25 percent will be carried over to the next year (and succeeding years, if necessary) and combined with the increase (or decrease) in the value of the phantom stock for that year, for purposes of determining if the 25 percent limit applies in that year. When the participant becomes vested in his Plan benefit upon completion of 5 years of continuous service, or upon a change in control, the entire excess not yet credited will then be credited and paid as part of the change in control distribution. For the year in which the participant satisfies this vesting requirement, his phantom stock account will be adjusted to reflect the value of the Banner stock without regard to the 25 percent limit described above. For years after the year in which the participant becomes vested in his Plan account, his phantom stock account will not be adjusted to reflect the value of the Banner stock or additional dividends. Instead, the phantom stock account will be credited at a rate that reflects the Bank's average earning assets rate for the preceding year.

           A participant will vest in his Plan benefit upon the completion of 5 years of continuous service following the date of the grant, provided that at that time the participant directly owns Banner stock with a value of at least 50 percent of his then-base salary. It is not necessary that the participant continue to hold this amount of Banner stock after he becomes vested. A participant may have a different vesting schedule (or immediate vesting) if provided for in his participation agreement. Vesting will also automatically occur upon the participant's death or disability, or upon a change in control, if the participant is actively employed by Banner Bank or Banner Corporation when the event occurs. The committee may also accelerate a participant's vesting at any time. A participant who retires at or after age 65 and is not vested will be credited additional service if he enters into a non-competition agreement with a term equal to the greater of two years or the period of time necessary for the participant to vest in his Plan benefit. In that case, the participant will be credited with additional service for a period equal to the term of the non-competition agreement.

           Nonvested Plan benefits are forfeited upon termination of employment. Vested benefits will be forfeited upon a termination for cause, in which case Banner may request return of any of the Plan benefit previously distributed to the participant. Vested benefits also will be forfeited if the participant is involuntary terminated, or if the participant violates the confidentiality and non-solicitation requirements of the Plan during the term of his employment or 24 months thereafter. In that case, any remaining distributions will cease, although paid amounts may not be recovered by Banner.

             If the participant dies before his long-term incentive benefit is paid (or paid in full), the payment (or balance of payments) will be made to the participant's beneficiary, in the same form as elected by the participant.

         As of July 1, 2006, Executive Vice Presidents Michael K. Larsen, Richard B. Barton, Paul E. Folz and Lloyd W. Baker will each receive awards for 4,250 shares of phantom stock as will the four other executive vice presidents of the Bank. President and Chief Executive Officer D. Michael Jones, at his request, did not receive any awards under the Plan. As of July 1, 2006, 287,000 total shares of phantom stock will be issued under the Plan to all participants.

        The foregoing summary of the material features of the Plan is qualified in its entirety by reference to the actual provisions of the Plan, as attached to this report in Exhibit 10.1 and the award agreement attached hereto as Exhibit 10.2.

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Item 9.01 Financial Statements and Exhibits

                 (c)            Exhibits

                 10.1         Banner Corporation Long-Term Incentive Plan

                 10.2         Banner Corporation Participation Agreement

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: June 14, 2006	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

Banner Corporation Long-Term Incentive Plan

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BANNER CORPORATION

LONG-TERM INCENTIVE PLAN

Effective July 1, 2006

             1.        Purpose of Plan. The Banner Corporation Long-Term Incentive Plan (the "Plan") is intended to provide incentives to key employees of Banner Corporation and its affiliates, including Banner Bank, to perform their duties in a manner that enhances the value of the Banner Corporation Stock. This in turn will provide Participants with the opportunity to earn significant benefits commensurate with such performance and value creation, subject to the terms and conditions of the Plan.

               2.           Definitions. The following definitions are applicable to the Plan:

               Affiliate shall mean an entity required to be treated as a single employer with the Corporation pursuant to Section 414(b) or 414(c) of the Code.

             Agreement shall mean the written agreement entered into between the Corporation and a Participant, with respect to the grant of an Award or an entitlement to receive an Award.

               Annual Dividend Amount means the amount determined under Paragraph 9 hereof.

               Award shall mean the grant of Phantom Stock to a Participant.

               Bank shall mean Banner Bank, and any successor to all or substantially all of the Bank's assets or business.

               Beneficiary shall mean one or more persons, estates or other entities, designated in accordance with Paragraph 20 that are entitled to receive benefits under this Plan upon the death of a Participant.

                 Board shall mean the board of trustees of the Corporation.

              Change in Control shall mean the occurrence of a "change in the ownership of the Corporation", a "change in the effective control of the Corporation", or a "change in the ownership of a substantial portion of the Corporation's assets", as such phrases are defined in Section 409A.

              Code shall mean the Internal Revenue Code of 1986, as amended.

              Committee shall mean the Compensation Committee of the Corporation.

             Confidentiality and Non-Solicitation Agreement shall mean a confidentiality and non-solicitation agreement that includes, in substance, the restrictions set forth in Paragraph 13 hereof, in a form that is satisfactory to the Bank.

            Continuous Service shall mean the absence of any interruption or termination of service as a Participant. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence. Unless a Participant's Agreement provides otherwise, only Continuous Service after the Grant Date of the related Award shall be taken into account. The determination of the length of a Participant's Continuous Service shall be determined by the Committee in its sole discretion, which determination and shall be binding on all persons.

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        Corporation    shall mean Banner Corporation, and any successor to all or substantially all of the Corporation's assets or business.

              Disability means that the Participant is unable to engage in any substantial activity by reason of any physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The determination of whether a Participant has a Disability shall be determined by the Committee in its sole discretion.

              Executive shall mean an officer of the Corporation or the Bank who is designated as an assistant vice president or above.

             Excess Increase shall mean that portion of the increase in the value of a Participant's Phantom Stock Account as of the end of a calendar year over the value of a Participant's Phantom Stock Account as of the end of the preceding calendar year that exceeds 25 percent.

              Grant Date shall mean the date on which an Award is granted to the Participant.

             Long-Term Incentive Benefit shall mean, as of any date, the sum of (1) the excess of the hypothetical value of a Participant's Phantom Stock Account as of the most recent Valuation Date over the hypothetical value of his Phantom Stock Account as of the Grant Date, and (2) the cumulative amount of Annual Dividend Amounts credited on behalf of that Participant. The Long-Term Incentive Benefit may be determined separately with respect to each separate Award that is granted under the Plan.

             Monthly Benefit shall be the Long-Term Incentive Benefit divided by one hundred and twenty (120). During the period while Monthly Benefits are paid, there shall be no adjustment in the Long-Term Incentive Benefit to reflect changes in the value of the Stock. Instead, as of each January 1, the amount of the unpaid Long-Term Incentive Benefit shall be credited at a rate equal to the Bank's average earning assets rate during the preceding year. A Participant's Monthly Benefit shall be determined by the Committee in its sole discretion.

           Non-Competition Agreement shall mean a non-competition agreement in a form that is satisfactory to the Bank.

             Participant shall mean an Executive who is selected by the Committee to participate in the Plan and who enters into an Agreement.

             Phantom Stock shall mean the hypothetical shares of Stock awarded under the Plan that form the basis of determining the Participant's Phantom Stock Account. The underlying value of each share of Phantom Stock shall be determined by reference to one share of Stock, except as provided in Paragraph 7.

             Phantom Stock Account shall mean the account established and maintained for the Participant pursuant to Paragraph 7 hereof.

           Plan shall mean this Banner Corporation Long-Term Incentive Plan, as in effect from time to time.

           Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

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           Separation from Service means the termination of the Executive's employment with the Corporation or an Affiliate for reasons other than death or Disability. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive's employment and whether it is intended that the Executive provide significant services for the Corporation or an Affiliate following such termination. A Separation from Service shall be deemed to occur only if qualifies as such under Section 409A. A termination of employment will not be considered a Separation from Service if:

(1)

the Executive continues to provide services as an employee of the Corporation or an Affiliate at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(2)

the Executive continues to provide services to the Corporation or an Affiliate in a capacity other than as an employee of the Corporation or an Affiliate at an annual  rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

    Specified Employee means a key employee (as defined in Section 416(i) of the Code without regard to Paragraph 5 thereof) of the Corporation if any stock of the Corporation is publicly traded on an established securities market or otherwise. A person shall be a Specified Employee only if he is a key employee (as herein defined) during the 12-month period ending on December 31 (the "Identification Date"), and in that case will be considered a Specified Employee during the twelve-month period with commences on the first day of the fourth month following the Identification Date.

             Stock means the common stock of the Corporation.

             Termination for Cause shall mean a Participant's Separation from Service on account of "cause", as that term (or a similar term) is defined in the Participant's employment contract with the Corporation or the Bank, as the case may be. If no such employment contract is in effect, "cause", prior to a Change in Control, shall mean gross negligence in the performance of duties or gross neglect of duties; termination of the Participant's employment by the Corporation or the Bank for poor performance, as determined by the Corporation or the Bank, respectively, in their sole discretion; commission of a misdemeanor involving moral turpitude or a felony; or fraud, disloyalty or willful violation of any law or significant policy of the Corporation or the Bank committed in connection with the Participant's employment and resulting in an adverse effect on the Corporation or the Bank. After a Change in Control, "cause" shall mean gross negligence in the performance of duties or gross neglect of duties; commission of a misdemeanor involving moral turpitude or a felony; or fraud, disloyalty or willful violation of any law or significant policy of the Corporation or Bank committed in connection with the Participant's employment and resulting in an adverse effect on the Corporation or Bank.

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        Valuation Date shall mean each December 31, and the last day of the calendar month immediately preceding a Change in Control. More frequent Valuation Dates may be used if determined to be necessary or appropriate by the Committee.

              3.           Administration. The Plan shall be administered by the Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants; (b) determine the individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of the Agreements; (e) determine the hypothetical value of the shares of Phantom Stock, Phantom Stock Accounts and of Long-Term Incentive Benefits; (f) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (g) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee. Members of the Committee may participate under the Plan. Any individual serving on the Committee who is a Participant in the Plan shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by the Corporation or the Bank, a Participant, the Board, or a professional advisor to the Bank or the Board. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with legal counsel who may be legal counsel to the Corporation or the Bank.

              4.           Participation. From time to time the Committee may select Executives to become Participants in the Plan. As a condition of participation, the Executive shall enter into a Confidentiality and Non-Solicitation Agreement. The Executive's participation in the Plan shall be evidenced by his signed Agreement.

              5.              Phantom Stock Awards. The number of shares of Phantom Stock to be awarded to a Participant shall be determined by the Committee as of the applicable Grant Date, and shall be set forth in the Participant's Agreement. More than one Award may be made to a Participant and any Award may have different terms from any other Award. Phantom Stock, when granted, shall evidence the right of a Participant to receive the Long-Term Incentive Benefit, subject to the terms and conditions of the Plan and the Participant's Agreement.

             6.             Elections. No later than 30 days after the Grant Date of an Award, (or other period permitted by the Committee in accordance with Section 409A), the Participant may select (a) the manner in which his Long-Term Incentive Benefit attributable to the Award will be paid, subject to the terms and conditions of the Plan, and (b) whether his vested Long-Term Incentive Benefit should be paid (or commence to be paid) at a specific time, upon Separation From Service (subject to delay in the event the Participant is a Specified Employee as required by Section 409A), or upon the Participant's completion of 60 months of Continuous Service. The available distribution options are a lump sum distribution or monthly installments over 120 months; provided, however, if the Participant elects to receive his vested Long-Term Incentive Benefit at a specific time or after the completion of 60 months of Continuous Service, it shall be paid in a lump sum. If no election is made, the distribution shall be made in a lump sum and the Long-Term Incentive Benefit shall be paid upon Separation From Service (subject to delay in the event the Participant is a Specified Employee).

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    Any election (including a default election as required by Section 409A) may be subsequently changed by a Participant by delivering a new written election to the Committee. However, except as may otherwise be provided in Section 409A, (x) any such election change shall not take effect until at least twelve months after the date the election is made, and (y) payment of the amount with respect to which the form of distribution is being changed shall commence no earlier than the fifth anniversary of the date the Participant would otherwise have received the distribution. If the aggregate value of a Participant's Long-Term Incentive Benefit for all awards is less than $25,000 at the time the distribution is to be made, then the distribution will be made in a lump sum, notwithstanding any election by the Participant to the contrary.

             7.           Phantom Stock Accounts. Shares of Phantom Stock granted to a Participant shall be credited to a Phantom Stock Account established and maintained for the Participant. The Phantom Stock Account shall be the record of Phantom Stock granted to a Participant for accounting purposes only, and shall not constitute a segregation of assets of the Corporation or the Bank. The Phantom Stock Account of a Participant shall be valued by the Committee, as provided for herein, as of the Grant Date and on each Valuation Date thereafter to reflect changes in the hypothetical value of the Phantom Stock Account, additional Awards, and subsequent distributions to the Participant.

             8.           Adjustments in Phantom Stock Accounts.

(a)

As soon as practicable after each Valuation Date, the Committee shall adjust the value of each Participant's Phantom Stock Account to reflect changes in the value of the underlying Stock as of the Valuation Date. However, in the years preceding when a Participant becomes 100 percent vested in his Long-Term Incentive Benefit (or upon the completion of five years of Continuous Service, if later, unless the Committee determines otherwise) (the "Vesting Requirements"), the annual increase in a Participant's Phantom Stock Account (taking into account prior year Excess Increases carried over to the current year) may not exceed 25 percent. If an adjustment would (but for the preceding sentence) increase the annual value of a Participant's Phantom Stock Account by more than 25 percent, then any Excess Increase shall be carried over to the next year. In the year in which (i) the Participant's Vesting Requirements are satisfied, or (ii) there occurs a Change in Control, any Excess Increases not previously credited to a Participant's Phantom Stock Account shall then be credited to the Participant's Phantom Stock Account.

(b)

   For the year in which a Participant satisfies his Vesting Requirements, the Committee shall  adjust the value of the Participant's Phantom Stock Account to reflect changes in the value of the underlying Stock as of the Valuation Date, without regard to Paragraph 8(a). For purposes of the preceding sentence, the value of the underlying Stock as of the Valuation Date shall be deemed to be the highest closing price during the ten days preceding the date the Participant satisfies the Vesting Requirements. If the Stock is not publicly traded on any established exchange, the value of the Stock shall be determined by any fair and reasonable means prescribed by the Committee. For years after the year in which a Participant satisfies his Vesting Requirements, the value of the Participant's Phantom Stock Account shall be adjusted by a crediting rate equal to the Bank's average earning assets rate during the preceding year (determined as of December 31 of such preceding year).

          9.          Dividends. As of each December 31, the Committee shall determine an annual dividend amount with respect to each share of Phantom Stock then outstanding, reflecting the dividends paid on the underlying Stock by the Corporation for the year. This amount, which shall comprise the Annual Dividend

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Amount, shall be added to the Long-Term Incentive Benefit for the Participant for whom the Phantom Stock has been credited.

          10.           Vested Interest in Long-Term Incentive Benefit; Forfeitures. Except as otherwise set forth in a Participant's Agreement, and subject to the terms of this Plan, a Participant's shall vest in full in his Long-Term Incentive Benefit upon the Participant's completion of 60 months of Continuous Service; provided, that at that time the Participant directly owns (other than through a qualified plan of Banner Corporation and disregarding nonexercised stock options) Stock equal in value to at least 50 percent of his base salary. A Participant who (i) has attained age 65; (ii) voluntarily terminates his employment with the Corporation and all Affiliates; (iii) is not vested at the time of such termination of employment; and (iv) enters into a Non-Competition Agreement for a period equal to the greater of two years from the Participants's Separation From Service or the period of time necessary for the Participant to fully vest in his Long-Term Incentive Benefit, shall have Continuous Service credited on his behalf for vesting purposes for a period equal to the term of the Non-Competition Agreement. The Non-Competition Agreement shall continue the provisions of the Confidentiality and Non-Solicitation Agreement during its term. The amount of Continuous Service to be credited under the preceding sentence shall equal the length of the agreement, and shall be credited only if the Participant complies with the terms of the agreement for the entire length of the agreement. A Participant's Long-Term Incentive Benefit that does not vest in accordance with this Paragraph 10, or which is forfeited in accordance with Paragraphs 11, 12 and 13 shall be deemed terminated and no longer outstanding.

               11.           Forfeiture Upon Termination for Cause or Involuntary Termination. If a Participant experiences a Termination for Cause, he shall forfeit his entire interest in his Long-Term Incentive Benefit. If the Participant or his Beneficiary has received any or all of his Long-Term Incentive Benefit and it is subsequently determined that the Participant was Terminated for Cause, then the Long-Term Incentive Benefit previously paid shall be returned by the Participant or his Beneficiary to the Corporation at the Corporation's request, and no further Long-Term Incentive Benefits shall be payable to the Participant or his Beneficiary. If a Participant's employment with the Employer is involuntarily terminated by the Employer, he shall forfeit his entire interest in his Long-Term Incentive Benefit.

             12.           Regulatory Restrictions. The obligations to a Participant under the Plan are subject to the following restrictions:

(a)

   Temporary Suspension or Prohibition. If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Corporation or the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section  1818(e)(3) and (g)(1), the obligations to such Participant under the Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion reinstate in whole or in part any of its obligations which were suspended.

(b)

Permanent Suspension or Prohibition.  If the Participant is removed and/or permanently prohibited from participating in the conduct of the Corporation or the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations hereunder to such Participant shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

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(c)

   Default. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations to Participants and their Beneficiaries hereunder shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(d)

   Termination by Regulators. All obligations to Participants and their Beneficiaries hereunder shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the Corporation or the Bank: (i) at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Corporation or the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the FDIC at the time it approves a supervisory merger to resolve problems related to operation of the Corporation or the Bank. Any rights of the parties that have already vested, however, shall not be affected by any such action.

(e)

   Other Regulatory Restrictions on Payment. Notwithstanding anything herein to the contrary, (1) any payments made hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder and (2) payments contemplated to be made hereunder shall not be immediately payable to the extent such payments barred or prohibited by an action or order issued by the Director of Banks of the Washington Department of Financial Institutions, or the FDIC.

(f)

   Recommencement of Benefit. Any benefit payment delayed in accordance with this Paragraph 12 shall be paid at the earliest date at which the Committee reasonably anticipates that such payment would be permissible, consistent with the requirements of Section 409A.

             13.           Confidentiality and Non-Solicitation, Etc. The Executive shall forfeit his Long-Term Incentive Benefit, or if distribution of his Long-Term Incentive Benefit has commenced, any non-distributed benefits under this Agreement, if within twenty-four (24) months following a Separation from Service, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity: (a) participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Corporation or the Bank as of the date of the Executive's Separation from Service; (b) assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank; (c) sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank or any Affiliate (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Bank or any Affiliate, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the Executive's Separation from Service; or (d) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Bank or any Affiliate, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank or any Affiliate, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in Subparagraph (d) apply to all information regarding the Bank and its Affiliates, regardless of the source who provided or compiled such information. Notwithstanding anything to the

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contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive. This Section 13 shall not apply following a Change in Control.

             14.           Distribution of Long-Term Incentive Benefit.

(a)

Subject to Paragraph 15, a Participant shall receive, or commence to receive in accordance with a properly made election, his vested Long-Term Incentive Benefit as of the first day of the second month following the earlier of his Separation from Service, or the date specified by the Participant in his Agreement or election form. Notwithstanding the preceding sentence or any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee upon his Separation from Service, distributions that are made upon Separation from Service may not commence earlier than six months after the date of such Separation from Service. If the Participant has elected to receive Monthly Benefits, the payments that would have been paid but for the preceding sentence shall be paid (along with the then-current payment) on the first day of the seventh month following the Executive's Separation from Service.

(b)

If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Participant's Beneficiary shall receive the remaining benefits at the same time and in the same amounts they would have been distributed to the Executive had the Executive survived. If the Executive dies prior to the commencement of benefits under the Plan, the Beneficiary shall receive the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Committee of the Executive's death certificate.

        (c)      All distributions from the Plan shall be in cash.

           15.         Effect of Change in Control. In the event of a Change in Control, (i) the Committee shall redetermine the value of the Long-Term Incentive Benefit for each Participant who is actively employed on the date of the Change in Control to reflect the value of the Stock on that date and to take into account any Excess Increases not previously credited to the Participant's Account, (ii) each Participant actively employed by the Corporation or an Affiliate on the date of the Change in Control shall have a full vested interest in his Long-Term Incentive Benefit, and (iii) no later than 60 days following the date of such Change in Control, each such Participant shall receive a cash lump sum equal to the value of his entire Long-Term Incentive Benefit, or in the case of a Participant receiving his Phantom Stock in Monthly Benefits, the remaining value of his Long-Term Incentive Benefit (notwithstanding any election by the Participant to the contrary). Distributions on account of a Change in Control shall be made in accordance with Paragraph 19.

             16.        Assignments and Transfers. Except as necessary to satisfy the requirements of a domestic relations order (within the meaning of Section 414(p)(1)(B) of the Code), no right or interest of any Participant in the Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy except, in the event of the death of a Participant, to his Beneficiary.

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             17.       Executive Rights Under the Plan. No Executive shall have a right to be selected as a Participant, and no Executive or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or the Bank. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation, the Bank or any Affiliate.

             18.       Withholding Tax. The Corporation and the Bank shall have the right to deduct from all amounts paid under the Plan any taxes required by law to be withheld with respect to such payments.

             19.       Amendment or Termination. The Corporation shall have the right to modify, amend or terminate the Plan by action of the Board. However, no modification, amendment or termination shall adversely affect the then vested interest of any Participant in Phantom Stock units previously granted and the corresponding Long-Term Incentive Benefit relating thereto, unless the Participant agrees in writing. Nor shall any amendment cause the Plan to violate the requirements of Section 409A. The Corporation may unilaterally amend this Agreement to conform with written directives from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A. Notwithstanding anything to the contrary in Paragraph 15, the Corporation may make Plan termination distributions in the following circumstances, in accordance with Section 409A:

(a) Within thirty days before, or twelve months after a Change in Control, provided that all distributions are made no later than twelve months following such termination of the Plan and further provided that all the arrangements of the Corporation or the Bank which are substantially similar to the Plan are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of the arrangements;

(b) Upon the Corporation or the Bank's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Executive's gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practical; or

(c) Upon the Corporation or the Bank's termination of this and all other account balance plans (as referenced in Section 409A), provided that all distributions are made no earlier than twelve months and no later than twenty-four months following such termination, and the Corporation or the Bank does not adopt any new account balance plans for a minimum of five years following the date of such termination;

the Bank may distribute the Long-Term Incentive Benefits, determined as of the date of the termination of the Plan, in a lump sum.

             20.        Beneficiary. Each Participant shall have the right, at any time, to designate Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Participant participates. A Participant shall designate his Beneficiary by completing and signing a beneficiary designation form and returning it to the Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Committee's rules and procedures, as

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   in effect from time to time. Upon the acceptance by the Committee of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Committee prior to his death. In the event of the death of a Participant without a designated Beneficiary, any benefits remaining to be paid under the Plan to such Participant shall be paid to the Participant's estate in the same manner as such payments would have been paid to the Participant.

             21.       No Funding. Nothing contained in the Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation or the Bank and any Participant or any other person. Amounts due under the Plan at any time and from time to time will be paid from the general funds of the Corporation or the Bank. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Corporation or the Bank.

             22.       Indemnification of Committee. No member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Awards made hereunder; and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation and the Bank in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law or regulation, and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

             23.       Binding Effect. The Plan shall inure to the benefit of the Participants hereunder and their respective estates and legal representatives, and it shall be binding on the successors of the Corporation and the Bank.

             24.       Expenses of the Plan. The expenses of administering the Plan will be proportionately borne by the Corporation and the Bank, based on the then-value of the Long-Term Incentive Benefits of the Participants who are Executives of the Corporation and Executives of the Bank, respectively.

             25.       Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Washington, except to the extent that such laws are preempted by Federal law.

             26.       Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

             27.       Headings. Paragraph headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

             28.       Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

             29.       Rescissions. Any modification to the terms of this Plan that would inadvertently result in an additional tax liability on the part of the Executive, shall have no effect to the extent the change

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   in the terms of the Plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

             30.       Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A.

             The Corporation and the Bank have signed the Plan as of ________, __, 2006, but effective for all purposes as of July 1, 2006.

                                                                                     BANNER CORPORATION
                                                                          By: __________________________
                                                                          Title: _________________________

                                                                                    BANNER BANK
                                                                         By: __________________________
                                                                         Title: _________________________

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Exhibit 99.2

Banner Corporation Long-Term Incentive Plan - Participation Agreement

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BANNER CORPORATION LONG-TERM INCENTIVE PLAN
Participation Agreement

   [grantee]

___________________

___________________

   Dear __________ :

             On behalf of Banner Corporation ("Banner"), I am pleased to inform you that you have been selected to participate in the Banner Corporation Long-Term Incentive Plan (the "Plan"). Your Phantom Stock is granted pursuant to the terms and conditions of the Plan, a copy of which is attached to this letter and incorporated by this reference. This letter constitutes your Award under the Plan, subject to the following terms:

1.	Grant Date. Your Phantom Stock shares are granted to you as of ____________ .

2.	Number of Shares. You are granted ___________ shares of Phantom Stock.

3.

   Initial Hypothetical Phantom Stock Value.. The value of your Phantom Stock shares is based on the fair market value of Banner Corporation common on the Grant Date, which is $               per share. The aggregate initial hypothetical value of your Phantom Stock is $                    .

4.	Vesting. Your Phantom Stock Benefit vests in accordance with the Plan. No special vesting rules apply.

        Please sign below indicating your acceptance of this Award, and return a copy to                 .

                                                                                      BANNER CORPORATION

                                                                                                        By:________________________________

                                                                                                        Its:_______________________________

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ELECTION TO ACCEPT GRANT OF PHANTOM STOCK

             I accept the Phantom Stock granted to me pursuant to the terms of this participation agreement and the Plan. By accepting this grant, I acknowledge that I received, understand, and agree to the terms of this Agreement and the Plan. On request, I will execute and deliver any further documentation required by the Committee with respect to the Plan.

             Dated __________.

                                                 ________________________________

                                                 Name: ___________________________

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